                                                                     Exhibit 3.3
                                                                     -----------


                              AMENDED AND RESTATED
                              --------------------

                                    BY-LAWS
                                    -------

                                       OF
                                       --

                              PRIVATEBANCORP, INC.
                              --------------------


                                   ARTICLE I
                                   ---------

                          OFFICES OF REGISTERED AGENT
                          ---------------------------

          Section 1.1 Registered Office and Agent. The Corporation shall have and maintain a registered office in Delaware and a registered agent having a business office identical with such registered office.

          Section 1.2 Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

     Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held on the Fourth Thursday in April in each year at the hour of 4:00 P.M., or in the event the annual meeting is not held on such date and at such time, then on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

     Section 2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.3 Place of Meeting. Meetings of stockholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be at the Corporation's principal place of business.

     Section 2.4 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, at least twenty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 2.5 Fixing Record Date for Determination of Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty days prior to the date of a meeting of stockholders, the date of payment of a dividend or the date on which other action requiring determination of stockholders is to be taken, as the case may be. In addition, the record date for a meeting of stockholders shall not be less than ten days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, not less than twenty days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.6 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.

     Section 2.7 Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation or these By-laws, a majority of the outstanding shares of the Corporation, entitled to vote on a matter present in person or represented by proxy, shall constitute a quorum for consideration of such matter, at any meeting of stockholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws.

     Section 2.8 Voting Shares and Proxies. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.9 Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders.

     Section 2.10 Voting of Shares by Certain Holders. Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his Proxy, may represent such stock and vote thereon.

     Section 2.11 Action by Stockholders. Any action required to be taken or which may be taken at a meeting of stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Section 2.12 Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of the stockholders, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting and the stockholder must have given timely notice thereof in writing to the Chairman of the Board, the President or the Secretary of the Corporation. To be timely, a stockholder's written notice of intent to make a proposal or proposals must be personally delivered to or mailed by United States mail, certified or registered with return receipt requested, and received by the Chairman of the Board, the President or the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days prior to the meeting; provided however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the day of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Chairman of the Board, the President or the Secretary shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, and in the case of a nomination for election of director, such nominee's name and qualifications, and the reasons for conducting business at the meeting, (b) the name and the record address of the stockholder or stockholders proposing such business, (c) the number of shares of stock of the Corporation which are beneficially owned by such stockholder or stockholders, and (d) any material interest of the stockholder in such business. The chairman of the meeting may refuse to acknowledge the proposal of any stockholder not made in compliance with this Section 2.12. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute or the Certificate of Incorporation.

     Section 3.2 Number, Tenure and Qualifications. The number of directors shall be sixteen (16). The number may be increased or decreased from time to time by amendment of this Section except as otherwise provided for in the Amended and Restated Certificate of Incorporation. Commencing with the annual meeting of stockholders held in 1998, the directors shall be divided into three
(3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders, and the third class expiring at the 2001 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected by the stockholders to succeed those directors whose term expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders or residents of Delaware.

     Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or any two directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Delaware, as the place for holding such special meeting. In the absence of such a designation the place of meeting shall be the Corporation's principal place of business.

     Section 3.5 Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6 Quorum and Manner of Acting. A majority of the number of directors as fixed in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws.

     Section 3.7 Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.

     Section 3.8 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence at such meeting.

     Section 3.9 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.10   Vacancies.

          (a) Vacancies and newly-created directorships resulting from any increase in the authorized number of directors to be elected by all of the stockholders having the right to vote, voting as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

          (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier resignation or removal.

     Section 3.11 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided, however, that:

          (a) if the Board is classified and unless otherwise provided in the Certificate of Incorporation, the stockholders may affect such removal only for cause; or

          (b) if the Corporation has cumulative voting, and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

     Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

     Section 3.12      Interested Directors.

          (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

     Section 4.1 Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of such shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, Bylaws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

     Section 4.2 Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 4.3 Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.

                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

     Section 5.1 Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person.

     Section 5.2 Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

     Section 5.3 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5.4 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.5 Duties. In addition to and to the extent not inconsistent with the provisions in these By-laws, the officers shall have such authority, be subject to such restrictions and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.

     Section 5.6 Chairman of the Board. The Chairman of the Board shall be elected by and from the membership of the Board of Directors. He shall be the chief executive officer of the Corporation unless the Board of Directors expressly designates otherwise. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation, and he shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, or where otherwise required by law, the Chairman of the Board may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and they may each accomplish such execution either under or without the seal of the Corporation and either individually, together or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act or while such office is vacant, the Chairman of the Board shall assume the duties of the President. The offices of Chairman of the Board and President may be held by the same person.

     Section 5.7 President. The President shall be the chief operating officer of the Corporation unless the Board of Directors expressly designates otherwise. Subject to the control of the Board of Directors, the President shall, in general, assist the Chairman in supervising and managing the business and affairs of the Corporation and in seeing that the resolutions and directions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event of his inability or refusal to act or while such office is vacant, the President shall perform the duties of the Chairman of the Board and when so acting shall have all of the powers and authority of, and shall be subject to the restrictions upon, the Chairman of the Board. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, he may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In general, he shall perform such other duties as from time to time may be prescribed by the Chairman of the Board or the Board of Directors. The offices of Chairman of the Board and President may be held by the same person.

     Section 5.8 Vice Presidents. The Board of Directors may, but need not, appoint one or more Vice Presidents of the Corporation. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors.

     Section 5.9 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the Chairman of the Board, the President or the Board of Directors; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 5.10 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors.

     Section 5.11 Assistant Treasurers and Assistant Secretaries. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 5.12 Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers are also directors such determination shall be made by a majority of the directors then in office.

                                   ARTICLE VI
                                   ----------

                    CERTIFICATES OF STOCK AND THEIR TRANSFER
                    ----------------------------------------

     Section 6.1 Stock Certificates. The issued shares of the Corporation shall be represented by certificates, and no class or series of shares of the Corporation shall be uncertificated shares. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificates may be a facsimile. All certificates of stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.

     Section 6.2 Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer
(a) provided there is presented to the Corporation or its transfer agents (i) the stock certificate endorsed by the appropriate person or persons; and (ii) reasonable assurance that such endorsement is genuine and effective; and, (b) provided that (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (ii) any applicable law relating to the collection of taxes has been complied with; and (iii) the transfer is in fact rightful or is to a bona fide purchaser. Upon registration of such transfer upon the stock transfer books of the Corporation the certificates representing the shares transferred shall be canceled and the new record holder, upon request, shall be entitled to a new certificate or certificates. The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the Delaware General Corporation Law. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, wrongfully taken or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors, the Chairman of the Board or the President may prescribe consistent with applicable law.

                                  ARTICLE VII
                                  -----------

                                   DIVIDENDS
                                   ---------

     Section 7.1 Dividends. Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE IX
                                   ----------

                                      SEAL
                                      ----

     Section 9.1 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE X
                                   ---------

                                WAIVER OF NOTICE
                                ----------------

     Section 10.1 Waiver of Notice. Whenever any notice is required to be given under these By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XI
                                  ----------

                                INDEMNIFICATION
                                ---------------

     Section 11.1 Third-Party Actions. The Corporation shall indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 11.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

     Section 11.3 Rights After Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 11.1 or 11.2, above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

     Section 11.4 Other Determination of Rights. Unless ordered by a court, any indemnification made under Section 11.1 or 11.2, above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2, above. The determination shall be made (a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

     Section 11.5 Advances of Expenses. Expenses of each person seeking indemnification under Section 11.1 or 11.2, above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

     Section 11.6 Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

                                  ARTICLE XII
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 12.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the Chairman of the Board or the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

     Section 12.2 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 12.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

     Section 12.4 Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.

     Section 12.5 Stock in Other Corporations. Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the Chairman of the Board or the President, or by any proxy appointed in writing by the Chairman of the Board or the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the President or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

     Section 12.6 Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

                                  ARTICLE XII
                                  -----------

                                   AMENDMENT
                                   ---------

     Section 13.1 Procedure. These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors.

     Section 13.2 Amendment by Stockholders. Notwithstanding any other provision of the Amended and Restated Certificate of Incorporation or these By-laws of the Corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, in the event these By-laws shall be amended by vote of stockholders, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the Corporation, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 2.2, 2.11, 2.12, 3.2,
3.10 or 13.2 of these By-laws.